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Exhibit 3.58

BYLAWS

OF

NeighborCare of Oklahoma, Inc.
f/k/a
VITALINK SUBSIDIARY, INC.

(As Adopted September 8, 1997)

TABLE OF CONTENTS
TO
BYLAWS
OF
VITALINK SUBSIDIARY, INC.
(an Oklahoma Corporation)

		Page
ARTICLE I—SHAREHOLDERS		1
Section 1.01.	Annual Meeting	1
Section 1.02.	Special Meetings	1
Section 1.03.	Notice of Meetings	1
Section 1.04.	Quorum	1
Section 1.05.	Organization	1
Section 1.06.	Conduct of Business	2
Section 1.07.	Proxies and Voting	2
Section 1.08.	Stock List	2
ARTICLE II—BOARD OF DIRECTORS		3
Section 2.01.	Number and Term of Office	3
Section 2.02.	Vacancies	3
Section 2.03.	Regular Meetings	3
Section 2.04.	Special Meetings	3
Section 2.05.	Quorum	3
Section 2.06.	Participation in Meetings by Conference Telephone	4
Section 2.07.	Written Consents	4
Section 2.08.	Conduct of Business	4
Section 2.09.	Powers	4
Section 2.10.	Compensation of Directors	6
ARTICLE III—COMMITTEES		5
Section 3.01.	Executive Committee	5
Section 3.02.	Other Committees of the Board of Directors	5
Section 3.03.	Limitations on Power and Authority of Committees	5
Section 3.04.	Conduct of Business	6
ARTICLE IV—OFFICERS		6
Section 4.01.	Generally	6
Section 4.02.	Chairman of the Board	6
Section 4.03.	Vice Chairman of the Board	6
Section 4.04.	President	6
Section 4.05.	Vice Presidents	7
Section 4.06.	Secretary	7
Section 4.07.	Treasurer	7
Section 4.08.	Delegation of Authority	7
Section 4.09.	Removal	7
Section 4.10.	Action with Respect to Securities of Other Corporations	7
ARTICLE V—STOCK		7
Section 5.01.	Certificates of Stock	7
Section 5.02.	Transfers of Stock	7
Section 5.03.	Record Date	8

i

Section 5.04.	Lost, Stolen or Destroyed Certificates	8
Section 5.05.	Regulations	8
ARTICLE VI—NOTICES		9
Section 6.01	Notices	9
Section 6.02.	Waivers	9
ARTICLE VII—MISCELLANEOUS		9
Section 7.01.	Facsimile Signatures	9
Section 7.02.	Corporate Seal	9
Section 7.03.	Reliance upon Books, Reports and Records	9
Section 7.04.	Fiscal Year	9
Section 7.05.	Time Periods	9
ARTICLE VIII—AMENDMENTS		9

ii

BYLAWS
OF
VITALINK SUBSIDIARY, INC.
(As Adopted September 8, 1997)

ARTICLE I—SHAREHOLDERS

Section 1.01. Annual Meeting

        An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of the shareholders.

Section 1.02. Special Meetings

        Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 1.03. Notice of Meetings

        Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Oklahoma General Corporation Act or the Certificate of Incorporation). The term "Certificate of Incorporation" as used herein shall mean the Certificate of Incorporation of the Corporation as may be amended from time to time. Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called.

        When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.04. Quorum

        At any meeting of the shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.

        If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or represented by proxy, may adjourn the meeting to another place, date, or time.

Section 1.05. Organization

        Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 1.06. Conduct of Business

        The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 1.07. Proxies and Voting

        At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

        Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

        All voting, except where otherwise required by law or by the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

        All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

        Notwithstanding the provisions of this Section 1.07, any action required or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice or a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Such written consent or consents shall be filed with the minutes of the proceedings of the shareholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

        Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 1.08. Stock List

        The officer who has charge of the stock ledger of the corporation shall prepare a complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

        The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination by any shareholder who is present. The stock ledger shall be the only evidence as to the identity of the shareholders entitled to examine the stock list and to vote in person or by proxy at the meeting.

ARTICLE II—BOARD OF DIRECTORS

Section 2.01. Number and Term of Office

        The number of directors who shall constitute the whole board shall be such number as fixed from time to time by the Board of Directors, except that the number of directors constituting the initial Board of Directors shall be equal to the number of directors named in the Certificate of Incorporation or elected by the incorporators, as the case may be. Each director shall serve until his successor is elected and qualified or until his earlier resignation or removal.

        Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.02. Vacancies

        If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 2.03. Regular Meetings

        Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.04. Special Meetings

        Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived in one or more of the following ways: (i) by mailing written notice not less than three (3) days before the meeting, or (ii) by personally delivering the same not less than eighteen (18) hours before the meeting, or (iii) by telegraphing, transmitting by facsimile or telephoning the same in a manner reasonably designed to reach the director not less than eighteen (18) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.05. Quorum

        At any meeting of the Board of Directors, a majority of the total directors then in office, but not less than one-third (1/3) of the total number of directors constituting the whole board, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.06. Participation in Meetings by Conference Telephone

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 2.07. Written Consents

        Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.08. Conduct of Business

        At any meeting of the Board of Directors at which a quorum of the directors is present, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

Section 2.09. Powers

        The Board of Directors may, except as otherwise required by law or by the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1)   To declare dividends from time to time in accordance with law;

          (2)   To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3)   To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4)   To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5)   To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

          (6)   To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

          (7)   To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,

          (8)   To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

Section 2.10. Compensation of Directors

        Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

ARTICLE III—COMMITTEES

Section 3.01. Executive Committee

        The Board of Directors, by a vote of a majority of the whole board, may designate an Executive Committee to serve at the pleasure of the board and shall elect a director or directors to serve as the member or members of the Executive Committee, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the Executive Committee. The Executive Committee, except to the extent as it may be restricted from time to time by the vote of a majority of the total number of directors, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it subject to the limitations set forth on Section 3.03. Unless expressly restricted by resolution of the Board of Directors, the Executive Committee shall have the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger. In the absence or disqualification of any member of the Executive Committee, and any alternate member in his place, the member or members of the Executive Committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.02. Other Committees of the Board of Directors

        The Board of Directors, by a vote of a majority of the whole board, may from time to time designate other committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to the extent the resolution designating the committee or a supplemental resolution of the Board of Directors shall so provide subject to the limitation set forth in Section 3.03. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.03. Limitations on Power and Authority of Committees

        No committee of the Board of Directors shall have any power or authority in reference to amending the certificate of incorporation of the corporation (except that the Executive Committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of the shares in any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

Section 3.04. Conduct of Business

        Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the total committee members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Minutes of each committee meeting shall be prepared, approved by the chairman of the meeting and filed with the Secretary of the corporation. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV—OFFICERS

Section 4.01. Generally

        The officers of the corporation shall consist of a President and a Secretary and such other senior or subordinate officers as may from time to time be elected by the Board of Directors. The Board of Directors may also elect from its number a Chairman and Vice Chairman of the Board of the corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 4.02. Chairman of the Board

        The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. He shall be the senior officer of the corporation and shall be responsible for overall planning and policy.

Section 4.03. Vice Chairman of the Board

        The Vice Chairman of the Board shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.04. President

        The President shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 4.05. Vice Presidents

        Each Vice President shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the Vice President with the highest ranking shall perform the duties and exercise the powers of the President.

Section 4.06. Secretary

        The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate records.

Section 4.07. Treasurer

        The Treasurer, if any, shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 4.08. Delegation of Authority

        The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.09. Removal

        Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 4.10. Action with Respect to Securities of Other Corporations

        Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V—STOCK

Section 5.01. Certificates of Stock

        Each shareholder shall be entitled to a certificate signed by, or in the name of, the corporation by the Chairman or the Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying and representing the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 5.02. Transfers of Stock

        Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 5.04 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.03. Record Date

        The Board of Directors may fix a record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Oklahoma General Corporation Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Oklahoma General Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.04. Lost, Stolen or Destroyed Certificates

        In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.05. Regulations

        The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI—NOTICES

Section 6.01 Notices

        Except as otherwise permitted herein, whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, or by dispatching a prepaid telegram, addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is deposited or dispatched shall be the time of the giving of the notice.

Section 6.02. Waivers

        A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII—MISCELLANEOUS

Section 7.01. Facsimile Signatures

        In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.02. Corporate Seal

        The Board of Directors may provide a suitable seal, containing the name of the corporation and the word "Oklahoma", which seal shall be placed in the custody of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.03. Reliance upon Books, Reports and Records

        A member of the Board of Directors or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such officer's, employee's, committee's or other person's competence and who have been selected with reasonable care by or on behalf of the corporation.

Section 7.04. Fiscal Year

        The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 7.05. Time Periods

        In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII—AMENDMENTS

        These bylaws may be amended or repealed by the Board of Directors at any meeting or by the shareholders at any meeting.

QuickLinks

BYLAWS OF NeighborCare of Oklahoma, Inc. f/k/a VITALINK SUBSIDIARY, INC. (As Adopted September 8, 1997)
TABLE OF CONTENTS TO BYLAWS OF VITALINK SUBSIDIARY, INC. (an Oklahoma Corporation)
ARTICLE I—SHAREHOLDERS
ARTICLE II—BOARD OF DIRECTORS
ARTICLE III—COMMITTEES
ARTICLE IV—OFFICERS
ARTICLE V—STOCK
ARTICLE VI—NOTICES
ARTICLE VII—MISCELLANEOUS
ARTICLE VIII—AMENDMENTS